Exhibit 99.1

SECURED PROMISSORY NOTE

February 19, 2005

FOR VALUE RECEIVED, VirtGame Corp., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of MIKOHN GAMING CORPORATION, D/B/A PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Loan”) together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the “Security Agreement”). Additional rights of Lender are set forth in the Security Agreement and that certain Agreement and Plan of Reorganization, of even date herewith, by and among Lender, Borrower and Viking Acquisition Sub, Inc., a wholly owned subsidiary of Lender (the “Merger Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

1. Principal Repayment. The outstanding principal amount of the Loan shall be due and payable on the earlier to occur of: (a) a “Corporate Transaction” (as defined below); and (b) the ninetieth day following any termination of the Merger Agreement pursuant to which the outstanding principal and accrued interest hereunder is required to be repaid pursuant to Section 8.3 of the Merger Agreement (as applicable, the “Maturity Date”). As used herein, the term “Corporate Transaction” shall mean the execution by Borrower of any letter of intent or similar document or any contract (other than that certain Agreement and Plan of Merger of even date herewith between Borrower and Lender) contemplating or otherwise relating to: (i) any sale, lease, license (except for any license the execution of which would not constitute a breach of Section 4.2 of the Merger Agreement) or other transfer or disposition of any of the assets of Borrower, including but not limited to Borrower’s intellectual property; (ii) any merger, consolidation, reorganization or recapitalization (or similar transaction or series of transactions) involving Borrower; (iii) any sale or exchange of outstanding shares (or similar transaction or series of transactions) in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation thereof retain stock representing at least 50% of the outstanding voting power of the surviving corporation of such transaction or series of related transactions; (iv) any sale of debt or equity securities by or on behalf of Borrower; or (v) any receipt by Borrower of any third party funding, financing or investment(s), whether through the incurrence of indebtedness or otherwise and regardless of whether any amounts are paid directly to Borrower or to one or more third parties for the benefit of Borrower.

2. Interest Rate. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of seven percent (7.0%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be due and payable, along with the outstanding principal amount of the Loan, on the Maturity Date. UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT PURSUANT TO SECTION 6 BELOW, ALL AMOUNTS OWING THEREUNDER SHALL BEAR INTEREST AT FIFTEEN PERCENT (15.0%) PER ANNUM.

3. Place of Payment. All amounts payable hereunder shall be payable at such place as Lender shall designate in writing.

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4. Application of Payments. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

5. Loan Requests. Lender shall make available to Borrower, prior to any termination of the Merger Agreement, up to the principal amount indicated on the face of this Note for borrowings by Borrower from time to time in increments of not less than $25,000; provided that whenever Borrower desires to request that a loan be made at any one time hereunder, Borrower shall, no later than 2:00 p.m. Pacific time, two (2) business days prior to the date on which the loan is requested to be made, (i) notify Lender by facsimile transmission of such request and (ii) provide Lender with a certificate executed on behalf of Borrower by its Chief Financial Officer stating that (a) all loans previously provided under this Note have been utilized by Borrower in a manner consistent with the schedule attached hereto as Exhibit A (the “Proceeds Schedule”) and (b) the proceeds of such requested loan will be utilized by Borrower in a manner entirely consistent with the Proceeds Schedule. At the time of any borrowing under this Note (or at the time of receipt of any payment of principal), Lender shall make or cause to be made, an appropriate notation on the Exhibit B attached hereto reflecting the amount of such borrowing (or the amount of such payment). The outstanding amount of this Note set forth on such Exhibit B shall be prima facie evidence of the principal amount thereof outstanding, but the failure to record, or any error in so recording, shall not limit or otherwise affect the obligations of Borrower to make payments of principal of or interest on this Note when due. Borrower and Lender acknowledge that the initial principal amount outstanding under this Note as of the date hereof shall be $500,000, as indicated on the attached Exhibit B, which constitutes all of the Advance Payments made by Lender to Borrower under that certain Development Agreement, dated as of November 15, 2004, by and between Lender and Borrower.

6. Secured Note. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Lender. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

7. Default. Each of the following events shall be an “Event of Default” hereunder:

(a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

(d) An “Event of Default” under the Security Agreement;

(e) Borrower applies the proceeds of any loan made hereunder other than as set forth in the Proceeds Schedule;

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(f) Incurrence by Borrower of any indebtedness, other than the indebtedness represented by this Note, without prior written consent of Lender, to be granted or withheld at Lender’s sole and absolute discretion.

Upon the occurrence of an Event of Default pursuant to (a), (d) or (e) hereunder, unless such Event of Default is not cured within five (5) business days after written notice thereof to Borrower, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately due, payable and collectible by Lender pursuant to applicable law. Upon the occurrence of an Event of Default pursuant to (b) or (c) above, all unpaid principal, accrued interest and other amounts owing hereunder shall automatically be immediately due, payable and collectible by Lender pursuant to applicable law.

8. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

9. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof, provided that Borrower shall not assign its obligations under this Note without prior written consent of Lender, to be granted or withheld in Lender’s sole and absolute discretion.

BORROWER:		Accepted:

LENDER:

VirtGame Corp., a Delaware corporation		Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, a Nevada corporation

By:	/s/ Mark R. Newburg	By:	/s/ Michael A. Sicuro
Name:	Mark R. Newburg	Name:	Michael A. Sicuro
Title:	President & CEO	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT A

PROCEEDS SCHEDULE

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EXHIBIT B

PRINCIPAL BORROWINGS SCHEDULE

Date	Borrowing	Repayment	Principal Balance

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